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                                  SCHEDULE 14a
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14a INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

    [ ] Preliminary Proxy Statement        [ ] Confidential, For use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
    [ ] Definitive Proxy Statement
    [ ] Definitive Additional Materials
    [X] Soliciting Material Pursuant to Rule 14a-12

                          GLOBAL ELECTION SYSTEMS INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials:

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)  Amount previously paid:

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    (2)  Form, Schedule or Registration Statement no.:

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    (3)  Filing Party:

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    (4)  Date Filed:

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                                           Filed by Global Election Systems Inc.
               Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

                                   Subject Company: Global Election Systems Inc.
                                                  Commission File No.: 000-24725

                                 [GLOBAL LOGO]

FOR IMMEDIATE RELEASE:
June 21, 2001


        GLOBAL ELECTION SYSTEMS EXECUTES LETTER OF INTENT TO BE ACQUIRED
                            BY DIEBOLD, INCORPORATED

MCKINNEY, TEXAS, JUNE 21, 2001 -- Global Election Systems Inc. (AMEX: GLE; TSE:
GSM) announced today that it has entered into a letter of intent to be acquired by Diebold, Incorporated (NYSE: DBD), based in Canton, Ohio. The agreement in principle includes a stock-for-stock transaction valued at $1.50 per common share of Global Election Systems, subject to a maximum of .05 Diebold shares and a minimum of .04 Diebold shares per Global Election share. Diebold will also provide $5 million of immediate financing to Global. The companies expect to complete the acquisition during the calendar third quarter.

"Our management and board of directors believe this acquisition is fair to and in the best interest of our shareholders. Diebold has the necessary working capital and manufacturing capacity that are critical to the future success of Global Election Systems," said Global President and Chief Operating Officer Robert J. Urosevich. "The dramatically redefined marketplace will embrace Diebold's arrival into the U.S. market. Coupled with Global's product certifications, intellectual property and presence in the U.S. market, Diebold will provide the global infrastructure and resources along with manufacturing and service components to address the market from the largest jurisdiction to the smallest."

The two companies also signed a contract manufacturing agreement where Diebold will produce more than 500 AccuVote-TS touch screen voting terminals to fulfill a contract previously secured by Global.

Last year Diebold's Brazilian subsidiary, Procomp, supplied the world's largest nationwide voting system, used by 109 million voters, during elections held throughout Brazil. Procomp provided the Brazilian government with a turnkey voting system, including more than 180,000 voting terminals, accessories, software, installation, training, logistics and support.

Diebold, a global leader in providing integrated self-service delivery systems and services, reported revenues of $1.7 billion in 2000. It employs more than 10,000 associates with representation in more that 80 countries worldwide. It is publicly traded on the New York Stock Exchange under the symbol `DBD.' For more information, visit the company's Web site at www.diebold.com.

Global Election Systems Inc., founded in 1991, is an industry leader in the election equipment and solutions marketplace with over 850 jurisdictions throughout North



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America. Its product line includes the precinct-based AccuVote optical scan and the AccuVote-TS touch screen systems and VoteRemote, a high speed automated absentee ballot printing and processing system.

Global will file a proxy statement and other relevant documents concerning the proposed transaction with the SEC. Investors are urged to read the proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information on the proposed transaction. You will be able to obtain the documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Global free of charge by requesting them in writing from Global, 1611 Wilmeth Road, McKinney, Texas 75069, attention:
Investor Relations, or by telephone at (972) 542-6000.

Global and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Global stockholders. A list of the names of those directors and executive officers and descriptions of their interest in Global is contained in Global's proxy statement dated September 30, 2000, which is filed with the SEC. Stockholders may obtain additional information about the interests of the directors and executive officers in this transaction by reading the proxy statement when it becomes available.

                             -----------------------

This release includes statements which predict or forecast future events, depend on future events for their accuracy or embody assumptions which may prove to have been inaccurate. Such forward-looking statements include, but are not limited to, expectations that the announced business transaction will be consummated and expectations that such transaction, if it occurs, will result in strategic benefits. Global cautions that these forward-looking statements, and Global's business and prospects, are subject to a number of factors which could cause actual results to differ materially, including: the timely receipt of necessary shareholder, regulatory and other consents and approvals which could be delayed for a variety of reasons related or not related to the transaction itself; fulfillment of all closing conditions to be specified in the transaction documents; potential adverse effects of the changing industry environment; and delays in the normal purchasing cycles and the resultant negative impact on Global's sales and revenues. Certain factors which may materially affect the transaction described in this release or Global's business, prospects and results are described in Global's periodic reports available from the Securities and Exchange Commission, including Global's Form 10-K for fiscal year 2000 and subsequent reports on Forms 10-Q and 8-K.

         FOR FURTHER INFORMATION PLEASE REFER TO GLOBAL'S WEBSITE www.globalelection.com OR CONTACT:

        CLINTON H. RICKARDS, Director                  Telephone:  (604) 538-1206
        Global Election Systems Inc.                   Facsimile:  (604) 538-8424
        (Investor Relations Inquiries)                 E-mail:    chr@maldima.com
        ------------------------------                ---------------------------
        LARRY ENSMINGER                                Telephone:  (972) 542-6000
        VP, Corporate Development                      Facsimile:  (972) 542-6044
        Global Election Systems Inc.                   E-mail:     larry@gesn.com


         If you wish to receive Global Election Systems Inc.'s news releases via email, please contact Bonnie Merritt at bonnie@gesn.com

         THE TORONTO STOCK EXCHANGE HAS NOT REVIEWED AND DOES NOT ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS NEWS RELEASE.